UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 24, 2006

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 749,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma.

On May 24, 2006, the Company is scheduled to make a financial presentation at the Edison Electric Institute Annual Finance Committee Meeting to discuss, among other things, the Company’s corporate strategy and financial objectives, OG&E overview, Enogex overview, 2006 outlook and first quarter 2006 results. This presentation is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Financial presentation dated May 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

May 24, 2006

Exhibit 99.01

OG+E

Edison Electric Institute

Annual Finance Committee Meeting

May 24-25, 2006

Safe Harbor

Except for the historical statements contained herein, the matters discussed in the following discussion and analysis, including the discussion in "Outlook", are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate", "believe", "estimate", "expect", "intend", "objective", "plan", "possible", "potential", "project" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; the Company's ability and the ability of its subsidiaries to obtain financing on favorable terms; prices of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company's markets; environmental laws and regulations that may impact the Company's operations; changes in accounting standards, rules or guidelines; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company's non regulated business compared with the Company's regulated utility business; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission.

Discussion Points

- Corporate Strategy and Financial Objectives
- Utility Overview
- Enogex Overview
- 2006 Outlook
- Appendix – First Quarter 2006 Results

Who We Are

OG&E – electric utility


Electric Generation Facilities
Electric Service Area

Enogex – natural gas pipeline


Natural Gas Processing Plants
Natural Gas Storage Fields

- OGE Energy's principal business is OG&E, an integrated electric utility serving 749,000 customers in major metropolitan areas of Oklahoma and Arkansas
- Enogex is engaged in gathering, processing, storage, transportation and marketing of natural gas primarily in the Mid Continent

Regional Utility Plus Strategy

- **Remain a vertically integrated electric utility**
  - More favorable risk/return proposition
  - Represent a majority of corporate assets – 70/30 split
- **Maintain and grow position in midstream sector**
  - Provides strategic load following service to OG&E
  - Provides asset/earnings diversity

Corporate Financial Objectives

- Grow Earnings Per Share 4 – 5% APR Weather Normalized
- Achieve return on invested capital targets
- Provide Shareowner returns in the top 1/3 of our peer group
- Maintain strong credit ratings
- Grow dividend rate

2003-2006 CAGR


10.6%
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.59
$1.66
$1.83
$2.15
2003
2004
2005
2006*

*Estimated based on guidance midpoint

Debt/Capital*


75%
60%
45%
30%
15%
64%
58%
55%
50%
2002
2003
2004
2005

*Includes short-term debt

OGE Energy Corp.
Five-Year Total Return


200
175
150
125
100
75
50
25
0
2000
2001
2002
2003
2004
2005
OGE Energy Corp.
S&P 500 Index
S&P 500 Utilities

Payout Ratio 2002-2006


150%
120%
90%
60%
30%
0%
132%
84%
80%
73%
62%
2002
2003
2004
2005
2006*

*Estimated based on guidance midpoint

Utility Overview

- **Financial Objectives**
  - Manage O&M growth within 1.5 - 2.0%
  - Earnings growth rate of 2 - 3% weather normalized
  - Capital investment of approximately $250 million in 2006 excluding wind
- **Strategy**
  - Increase investment in OG&E infrastructure (Customer Savings and Reliability Plan)
    - Improve reliability to meet load growth
    - Replace aging infrastructure
    - Deploy newer technology to improve operational and environmental performance
    - Lower cogeneration payments and McClain fuel savings will be utilized to mitigate price increases to customers

Regulatory Update

- **Centennial Wind Facility – Oklahoma**
  - 120 MW Project – Utility Ownership
  - Up to $205 Million Investment
  - Requested Recovery Rider
  - Commission Unanimously Approved on April 28, 2006

- **Security Rider – Oklahoma**
  - Security Plan and Recovery Rider Approved in Dec 2004
  - Majority of Construction Projects Expected to be Completed in mid-year 2006
  - Recovery Rider will be Implemented by mid-year 2006
  - Updated Security Plan Expected to be filed in July 2006

Regulatory Update

- **Rate Case – Arkansas**
  - Notice Filed May 1, 2006
  - Filing Date In July 2006
  - 2005 Test Year
  - 10 Month Statutory Timetable
  - May 2007 Rate Implementation

- **Wind Approval - Arkansas**
  - File June 2006

Enogex Overview

- **Financial Objectives**
  - Achieve required return
  - Grow net income at 6 - 10% per year
  - Utilize free cash flow to support common dividend and invest in greenfield growth opportunities
- **Strategy**
  - Continue to improve financial performance of existing assets through efficient operational and commercial management
  - Rationalize underperforming/non-strategic assets and redeploy capital
    - EAPC sale (Ozark Pipeline)
    - Kinta sale

Enogex Growth

- **Opportunities with existing customers**
  - Improve margins through more favorable terms on new contracts (Mid-Continent)
  - Continue to evaluate Rockies gathering projects, primarily with existing customers
  - Potential system expansions
- **Aggressively pursue new well connects to increase volumes**
- **Commitment to 50/50 capital structure**

2006 Financial Outlook

Consolidated earnings guidance has increased to $2.05 - $2.25 per share, or $187 - $205 million of net income from $1.75 - $1.85 per share, or $159 - $169 million of net income based on 91.6 million average diluted shares outstanding

	Earnings guidance per 2005 10-K		Revised earnings guidance per Q1 2006 10-Q	
(In millions, except per share data)	Dollars	Diluted EPS	Dollars	Diluted EPS
OG&E	$124 - $128	$1.36 - $1.40	$124 - $128	$1.36 - $1.40
Enogex	$44 - $48	$0.48 - $0.53	$69 - $82	$0.75 - $0.90
Holding Company	($7) – ($9)	($0.08) – ($0.10)	($5) – ($6)	($0.05) – ($0.06)
Total	$159 - $169	$1.75 - $1.85	$187 - $205	$2.05 - $2.25

- Utility earnings guidance remains at $1.36 to $1.40 per share, or $124 - $128 million
  - 2% growth in margins
  - Normal weather for the remainder of 2006
  - New Oklahoma rates in effect January 2006 ($42.3 million)

Appendix

First Quarter Earnings

First Quarter Results

- Net income of $24.9 million or $0.27 per diluted share* in 2006 as compared to net income of $5.3 million or $0.06 per diluted share in 2005

	2006	2005
OG&E	($0.01)	($0.02)
Enogex	.28	.05
Holding Company	(.01)	(.01)
Continuing Ops	$0.26	$0.02
Discontinued Ops	.01	.04
Consolidated	$0.27	$0.06

*Future references to earnings per share are on an average fully diluted basis

First Quarter Results – OG&E

- Net loss for OG&E was $1.1 million or $.01 per share as compared to a loss of $1.7 million or $.02 per share in the first quarter of 2005
- Gross margin on revenues was up $10.3 million; $136.3 million as compared to $126.0 million in the first quarter 2005:

	in millions
Rate Increase	$9.7
Weather	(5.9)
Price/Quantity	2.9
Customer Growth	2.3
Industrial Growth	1.7
Other	(0.4)
TOTAL	$10.3

First Quarter Results – OG&E

- O&M expenses up $2.3 million primarily due to higher employee-related expenses, higher allocations from the parent and timing differences in legal expenses; partially offset by increased capitalized labor and lower materials and supplies expense

- Net interest expense up $4.6 million primarily due to an interest expense associated with McClain, interest due to short-term borrowings and additional interest expense for an IRS reserve

First Quarter Results – Enogex

- Net income for Enogex was $27.0 million or $.29 per share as compared to $8.1 million or $.09 per share in the first quarter of 2005
- Income from Continuing Operations was $26.2 million or $0.28 per share as compared to $4.5 million or $0.05 per share in the first quarter of 2005
- Gross margin on revenues of $85.2 million was up $33.6 million as compared to $51.6 million in the first quarter of 2005

	2006	2005	Variance
Transportation & Storage	$40.8	$24.0	$16.8
Gathering & Processing	38.2	29.2	9.0
Marketing	6.2	(1.6)	7.8
Total	$85.2	$51.6	$33.6

First Quarter Results – Enogex

- **Transportation & Storage margins were up $16.8 million, primarily due to:**
  - $5.8 increase due to better management of gas pipeline imbalances
  - $4.2 increase due to improved recovery of fuel
  - $3.5 increase due to storage field hedging gains
  - $1.4 increase due to increased commodity and interruptible revenues primarily a result of higher volumes
  - $0.8 increase in demand fees

First Quarter Results – Enogex

- **Gathering & Processing margins were up $9.0 million**
  - **$4.3m Gathering margin increase due to**
    - $3.2 increase due to decrease in reserve for over recovered fuel
    - $1.6 increase in contractual gains due to higher gathered volumes
    - $1.3 higher prices on natural gas sales
    - ($1.8) transfer of imbalance liabilities from the transportation business
  - **$4.7m Processing margin increase due to**
    - Increase in keep-whole margins primarily due to favorable commodity spreads

- **Marketing margins were up $7.8 million**
    - $7.7 increase due to 2005 correction to an accounting procedure
    - $6.7 increase due to more favorable market conditions on transportation contracts

  These were partially offset by:
    - ($4.2) of mark to market timing losses in natural gas storage activity and lower volumes
    - ($2.2) decrease due to less favorable market prices and opportunities in trading activity

First Quarter Results – Enogex

- O&M expenses increased $6.1 million due to higher employee-related expenses, higher outside services costs and increased allocations from the parent
- Other income increased $6.0 million primarily due to a litigation settlement
- Net interest expense fell $1.7 million due to an increase in interest income on cash investments

Analysis of Enogex Non-Recurring Items

Net Income Impact

($ in millions)	1st Q 2006	1st Q 2005
Litigation settlement	$3.2	
Gain on sale of assets	0.3	
Discontinued operations	0.8	$3.6
Park and loan accounting correction		(4.7)
Total	$4.3	($1.1)

OG+E

Edison Electric Institute

Annual Finance Committee Meeting

May 24-25, 2006